EXHIBIT 10.2

SERIES B PREFERRED SHARE PURCHASE AGREEMENT

This Series B Preferred Share Purchase Agreement (this “Agreement”), is made as of April 6, 2015, by and among Infinity Augmented Reality, Inc., a Company organized under the laws of the State of Nevada (the “Company”), and the persons and entities whose names are listed in Schedule 1 hereto (the “Initial Investor(s)”) and any Additional Investors who shall become parties to this Agreement in accordance with Section 2.3 below (whereupon Schedule 1 shall be updated to include such additional investor(s) (together with the Initial Investor(s), the “Investors”); each Investor acting herein severally and not jointly with any other Investor.

W i t n e s s e t h:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to raise capital all on the terms and conditions more fully set forth in this Agreement; and

WHEREAS, the Company desires to issues and sell and the Investors desire to purchase from the Company Series B Preferred Stock upon authorization means of the issuance to the Investors of the Series B Convertible Preferred Stock, par value US $0.00001 per share, convertible into Common Stock (in the manner set forth in the Certificate of Designation), par value US $0.00001 per share (“Preferred B Stock” and “Common Stock”, respectively), upon the effectiveness of the Company’s amended and restated Certificate of Designation of Series B Convertible Preferred Stock, $0.00001 par value per share, authorizing such shares (the “Milestone”).

WHEREAS, prior to the Milestone and on the date hereof, the Investors have agreed to invest 25% of their portion of the Aggregate Purchase Price in return for Convertible Notes to purchase Preferred B Stock, constituting at the Initial Closing 11.36% of the issued and outstanding share capital of the Company on a Fully Diluted basis (the “Notes”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	The Transaction.

1.1.        Issuance and Purchase of Shares. Subject to the terms and conditions hereof, at the Closings, the Company shall issue and allot to the Investors, and the Investors shall, severally and not jointly, purchase from the Company, up to an aggregate number of approximately 286,486,259 Preferred B Stock (the “Purchased Shares”), each having the rights, preferences and privileges set forth in the Certificate of Designation, for an aggregate investment of up to US $5,000,000 (the “Aggregate Purchase Price”). The respective amount of the Purchased Shares to be purchased by each Investor at the Closing and the respective portion of the Aggregate Purchase Price to be paid in consideration for the issuance of the Purchased Shares at the Closing are as set forth in Schedule 1. The Purchased Shares will be issued following the Milestone, and become fully paid upon the payment by each of the Investors of its respective portion of the Aggregate Purchase Price.

1.2.        The price per share is calculated based on a pre-money valuation of the Company of US $6,000,000 (the “Pre Money Valuation”), on a Fully Diluted basis, as of immediately prior to the Initial Closing (as defined below) and may be adjusted as stipulated below. “Fully Diluted” for purposes of this Agreement shall mean the Company's issued and outstanding share capital assuming the issuance of all securities issuable upon the conversion of any existing convertible securities or loans, the exercise of all outstanding warrants and options, including employee options and the exercise of any other rights to subscribe for any securities of the Company.

1.3.        At the Initial Closing, each Investor shall invest 25% of such Investor’s portion of the Aggregate Purchase Price in consideration for the Notes, which will be automatically convertible, into Preferred B Stock after the Milestone.

2.	Closings of Issue and Purchase.

2.1.        Initial Closing. The issue and sale of the Notes, the purchase thereof by the Investors under this Agreement, shall take place remotely via the exchange of documents and signatures, concurrently with the execution of this Agreement by all parties hereto (the “Initial Closing”), on or at such other date, time and place as shall be mutually agreed upon by the Company and the Initial Investors.

2.2.        Deferred Closing. Five days after completion of the Milestone, each Investor will invest the remaining 75% of its respective portion of the Aggregate Purchase Price listed on Schedule 1 hereto. The issue and sale of the Purchased Shares, the purchase thereof by the Investors and the registration of the Purchased Shares in the names of the Investors in the share register of the Company, shall take place remotely via the exchange of documents and signatures, concurrently with the execution of this Agreement by all parties hereto (the “Deferred Closing”), on or at such other date, time and place as shall be mutually agreed upon by the Company and the Investors.

2.3.        Additional Closing. At any time and from time to time during a 6 month period commencing on the Deferred Closing, additional investors approved by the Company (the “Additional Investor(s)”), shall be entitled to participate in the investment under this Agreement up to the Aggregate Purchase Price, at the same price per share, in one or more additional Closings, by executing and delivering to the Company a Joinder Agreement to this Agreement and to each of the other Transaction Agreements (as defined below), in substantially the form of Schedule 2 hereto (the “Joinder”). The issue and sale of the Purchased Shares, the purchase thereof by the Additional Investors and the registration of the Purchased Shares in the names of the Additional Investors in the share register of the Company, shall take place remotely via the exchange of documents and signatures, concurrently with the execution of the Joinder by the Company and the Additional Investors (the “Additional Closing”), on or at such date, time and place as shall be mutually agreed upon by the Company and such Additional Investors. The Initial Closing, the Deferred Closing and the Additional Closing shall be collectively referred to as the “Closing”.

2.4.        Transactions at the Closing. At each Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.4.1.     The Company shall deliver to the Investors the following documents or cause the following actions to be completed:

(a)          True and correct copies of resolutions of the Board in the form attached hereto as Schedule 2.4.1(a), by which, inter alia (i) the execution, delivery and performance of this Agreement and all documents and agreements ancillary thereto to which the Company is a party, (collectively, the “Transaction Documents”) shall be approved; and (ii) the Notes (at the Initial Closing) or the Purchased Shares (at a Deferred or Additional Closing), as the case may be, shall be issued to the Investors (subject to their respective payment of the Purchase Price);

(b)          Prior to the Deferred Closing, the Preferred B Certificate of Designation shall be approved and authorized to be filed with the Secretary of State of Nevada in the form attached hereto as Schedule 2.4.1.(b) (the “Certificate of Designation”);

(c)          Validly executed Note in the form of Schedule 2.4.1(c) or share certificates evidencing the Purchased Shares, issued in the names of the Investors, as the case may be;

(d)          The Investors shall transfer to the Company the relative portion of the Aggregate Purchase Price due at such Closing in US Dollars by wire transfer to the Company's bank account in accordance with wiring instructions which will be provided to Investors by the Company prior to the Closing.

3.	Representations and Warranties of the Company.

3.1.        Organization. The Company is duly incorporated and validly existing under the laws of the State of Nevada. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby.

3.2.        Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Company hereunder, and the authorization, issuance and sale of the Purchased Shares. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms.

3.3.        No Public Offer. Neither the Company nor anyone acting on its behalf has offered securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make issuance and sale of the Preferred A Shares hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) or the Israeli Securities Law, 1968, or any other applicable securities law.

3.4.        Securities Exchange Commission (“SEC”) Filings. None of the Company’s periodic filings on the SEC (“SEC Filings”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since August 31, 2014, the Company has filed all annual and quarterly reports required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The financial statements of the Company included in the Company’s SEC Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (except in the case of unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein). The Company’s audited financial statement for the year of 2014 is attached hereto as Schedule 3.4. Such financial statement is true and correct in all material respects, in accordance with the books and records of the Company, consistently applied, and fairly and accurately present in all respects the financial position of the Company as of such dates and the results of its operations for the period then ended.

3.5.        Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company to acquire the Purchased Shares. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

3.6.        Authorized Shares. Except as provided in Schedule 3.6(a), the Company's issued and outstanding share capital immediately prior to the Initial Closing and upon investment of the Aggregate Purchase Price is and shall be as set forth in the capitalization table attached hereto as Schedule 3.6(b) (the “Cap Table”). Except for the Preferred A Shares and any options granted under any of the Company’s incentive plans, there are no outstanding securities which are exercisable for, exchangeable for or convertible into shares of Common Stock or exercisable for, exchangeable for or convertible into instruments which are convertible into shares of Common Stock, whether such exercise, exchange or conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. All issued and outstanding share capital of the Company has been duly authorized, and is validly issued and outstanding and fully paid and non-assessable. The Company will have sufficient authorized and unissued shares as may be necessary to effect the issuance of the Purchased Shares on the Deferred Closing and the Additional Closing, and the Purchased Shares, when issued, will be duly authorized, duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

3.7.        Non-contravention. Except as provided in Schedule 3.6(a),the execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Purchased Shares in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement and the other Transaction Documents, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or By-laws, as contemplated to be amended prior to the Deferred Closing, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except in the case of (iii) such conflict, breach or default which would not have or result in a Material Adverse Effect.

For purposes hereof, the term “Material Adverse Effect” shall mean any change or effect, whether prior to, or later than, the date hereof, that, when taken, is or is reasonably likely to be materially adverse to the business, assets, rights or property (including intangible assets), liabilities, financial condition, prospects or results of operations of the Company.

3.8.        Securities Law Matters; Approvals. Except as provided in Schedule 3.6(a) hereto, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Purchased Shares to the Investor as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4 below, the offer and sale by the Company of the Purchased Shares is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the SEC thereunder; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

3.9.        Absence of Litigation. Except as set forth in Schedule 3.9 hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

3.10.      Brokers. Except as provided in Schedule 3.10 hereto, no agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement.

3.11.      Tax Returns. The Company has filed all federal, state and local tax returns and other reports they are required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. To the best of Company’s knowledge, the provision for taxes on the books of Company are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Company have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

3.12.      Intellectual Property Rights. The Company owns or has obtained the right to use good, valid subsisting, unexpired, and enforceable title to, free and clear of all liens or other third party rights or claims or otherwise and possess full and unrestricted rights to use all patents, trademarks, service marks, trade names and copyrights, applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how inventions, designs, processes, works of authorship, computer programs and technical data and information used and sufficient for use in the conduct of its business as now conducted (collectively, the “Company IP”), provided, that it is acknowledged that the Company is an early stage company that will be required to engage in further development activity as part of conducting of its current and contemplated business. At this time, the Company has not filed any Patents, Trademarks or Copyrights. The Company did not receive any claim or other written notice, nor to the best of the Company’s knowledge have any of its shareholders, employees, officers or directors received a claim or such threat of a claim, pursuant to which a product or service currently in research and development or developed by the Company violates or will violate any license, infringes or will infringe any intellectual property rights of any person or challenges or questions the Company’s right or title in any of the Company IP, nor is there any reasonable basis for such claim. The Company has not received any communications, written, or verbal, alleging that the Company has violated or infringed on or, by conducting its business or as currently proposed to be conducted, would violate or infringe on any intellectual property of any other person or entity. There are no outstanding liens, options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company IP, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, know-how, proprietary rights and processes of any other person.

3.13.      Related Party Transactions. Except as set forth in Schedule 3.13 attached hereto, no material relationship, agreements or arrangements, direct or indirect, exists between or among the Company on the one hand and the directors, officers, or shareholders of the Company or their respective affiliates, on the other hand (including indirect, beneficial and ultimate holders and their respective directors and officers). No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Neither the Company’s nor its employees, officers, shareholders (including indirect, beneficial and ultimate holders and their respective directors and officers) or directors or members of their immediate family or their affiliates has any direct or indirect interest in any firm or corporation that competes directly or indirectly with the Company or the Company’s business as currently conducted or as proposed to be conducted immediately following consummation of the Closing. No officer or director or shareholder (including indirect, beneficial and ultimate holders and their respective directors and officers) of the Company, nor any of their family or their affiliates, are, or have been, directly or indirectly interested in any contract with the Company, or have derived, received, or were entitled to, any interest, contribution, incentive, or other form of benefit in connection with the Company’s business (except for any grants under any incentive plan of the Company) , or any of the contracts and/or commercial arrangements to which the Company is a party, nor are expected to be or will be, entitled to such. No guarantees to secure the Company’s indebtedness were provided by any of the Company’s shareholders or their affiliates. The Company does not secure, surrogate, or guarantee any indebtedness or commitments of any of the Company’s shareholders and/or their affiliates.

4.	Representations and Warranties of the Investors.

Each of the Investors hereby, severally and with respect to such Investor only, hereby represents and warrants towards the Company the following to be true and correct as of the date hereof and as of the date of the Closing, and hereby acknowledge that the Company is entering into this Agreement in reliance thereupon:

4.1.        Power; Enforceability. The Investor has all requisite legal and/or corporate power to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations under their terms, and such agreements, when executed and delivered by the Investor, will constitute the valid, binding and enforceable obligations of the Investor.

4.2.        Authorization. The execution, delivery and performance of the obligations of the Investor hereunder and the Transaction Documents or other action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Transaction Documents, have been duly authorized by all necessary corporate action and been taken or will be taken prior to the Closing in which such Investor participates.

4.3.        Experience. The Investor is experienced investors and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Purchased Shares and are able to afford a complete loss of such investment.

4.4.        Disclosure of Information. The Investor and its legal counsel have had an opportunity to discuss the Company's business, management, assets, financial affairs and the terms and conditions of the offering of the Purchased Shares with the Company and have had an opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company, to review the Company's facilities, conduct due diligence investigations sufficient to their needs and requirements with respect to the transactions contemplated under this Agreement, and to review and inspect all of the data and information provided to them by the Company in connection with this Agreement.

4.5.        Each of the Investor hereby represents towards the Company that it is familiar with the Company, its business and operations and is entering this Agreement and the transactions contemplated hereunder, on an “AS IS” basis, based on the Company’s financial situation as of the date hereof, without reliance on any representations and/or warranties made by Company and/or other third parties except for those specifically provided in this Agreement. Further, and without derogating from the aforesaid, each Investor acknowledges that the investment hereunder and the Purchased Shares which may be issued hereunder, involve substantial risk and that it is able to bear the economic risk associated with an investment in the Company and is aware that such investment should be regarded as highly speculative and may cause it substantial or total loss of its investment. Notwithstanding the forgoing, since the Company is or was until very recently a public traded company, each of the Investors was able to review the Company’s SEC Filings, including with respect to the Company’s business, management, assets and financial affairs.

4.6.        Accredited Investor. Each of the Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, 1933, or is an otherwise qualified investor under any other applicable law of any relevant jurisdiction.

4.7.        The Investor understands that none of Purchased Shares have been registered under the Securities Act, or the laws of any jurisdiction, and agrees that the Purchased Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act, Israeli Securities Law or any applicable securities laws of any jurisdiction (including but not limited to pursuant to an exemption therefrom). The Purchased Shares will bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE OR OTHER JURISDICTION’S SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

4.8.        Survival. The aforesaid representations shall survive termination or expiration of this Agreement, howsoever arising.

5.	Conditions to Closing of the Investors.

The obligations of each Investors to purchase the Purchased Shares and to transfer the funds at each Closing are subject to the fulfillment at or before the Closing of the following conditions precedent (to the extent indicated below), any one or more of which may be waived in whole or in part by the Investors, which waiver shall be at the sole discretion of the Investors:

5.1.        Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by any person or entity other than the Investors prior to the Closing shall have been performed or complied with by such person or entity prior to or at the Closing.

5.2.        Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required to consummate this Agreement and to issue the Notes or the Purchased Shares, as the case may be, to the Investors at the Closing.

5.3.        Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 2.4.1 shall have been delivered to the Investors. All the Transaction Documents shall have been executed by each of the other parties thereto and delivered to the Investors (or their legal counsel) by the Company.

5.4.        Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incidental to such transactions shall be satisfactory in substance and form to the Investors, and the Investors shall have received all such counterpart originals or certified copies of such documents as the Investors may reasonably request.

5.5         Deferred Closing. With respect to the Deferred Closing, the Milestone has been completed, meaning that Certificate of Designation has been filed with the State of Nevada and the waiting period has elapsed.

6.	Miscellaneous.

6.1.        Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

6.2.        Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of courts in New York, New York in respect of any matter arising in connection with this Agreement.

6.3.        Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of the following assignments and transfers which may be made freely without such consent: assignments and transfers from an Investor to a Permitted Transferee (as defined in the Certificate of Designation) of such Investor made in accordance with the provisions of the Certificate of Designation.

6.4.        Entire Agreement; Amendment and Waiver. This Agreement and the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. Any term of this Agreement may be amended only by a written instrument signed by the Company and the Investors representing at least a majority of all funds invested by all Investors. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party against such waiver is sought.

6.5.        Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth in Schedule 1 or at such other address as the party shall have furnished to each other party in writing in accordance with this provision. Any notice sent in accordance with this Section 6.5 shall be effective (i) if mailed, ten (10) business days after mailing, (ii) if by air courier five (5) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via facsimile or email, the first business day in Tel Aviv after transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

6.6.        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereof upon any breach or default under this Agreement of another party, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring; nor shall it impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereof of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.7.        Severability. If any provision of this Agreement becomes or is held by a court of competent jurisdiction to be illegal, unenforceable or void under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

6.8.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Executed counterparts delivered via any means of electronic transmission shall be deemed as originals.

6.9.        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[The Signature Page Follows]

[Signature Page to the Series B Preferred Share Purchase Agreement]

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

COMPANY:	Infinity Augmented Reality, Inc.

	By:	/s/ Ortal Zanzuri
	Name:	Ortal Zanzuri
	Title:	CFO

	By:	/s/ Motti Kushnir
	Name:	Motti Kushnir
	Title:	CEO

THE INVESTORS:	Singulariteam Fund II LP

	By:	/s/ Moshe Hogeg
	Name:	Moshe Hogeg
	Title:	Principal

Platinum Partners Value Arbitrage Fund L.P.

	By:	/s/ Mark Nordlicht
	Name:	Mark Nordlicht
	Title:	CIO

SUN CORPORATION

	By:	/s/ Masanori Yamaguchi
	Name:	MasanoriYamaguchi
	Title:	CEO